NTALife Enterprises, LLC and Subsidiaries Consolidated Financial Statements Years Ended December 31, 2018 and 2017 The report accompanying these financial statements was issued by BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

NTALife Enterprises, LLC and Subsidiaries Consolidated Financial Statements Years Ended December 31, 2018 and 2017

NTALife Enterprises, LLC and Subsidiaries Contents Independent Auditor’s Report 3-4 Consolidated Financial Statements Balance Sheets as of December 31, 2018 and 2017 6-7 Statements of Income for the Years Ended December 31, 2018 and 2017 8 Statements of Comprehensive Income for the Years Ended December 31, 2018 and 2017 9 Statements of Changes in Members’ Equity for the Years Ended December 31, 2018 and 2017 10 Statements of Cash Flows for the Years Ended December 31, 2018 and 2017 11 Notes to Financial Statements 12-28 2

Tel: 616-774-7000 200 Ottawa Avenue NW, Suite 300 Fax: 616-776-3680 Grand Rapids, MI 49503 www.bdo.com Independent Auditor’s Report The Board of Directors and Shareholders NTALife Enterprises, LLC and Subsidiaries Addison, Texas We have audited the accompanying consolidated financial statements of NTALife Enterprises, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditor’s Responsibility Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms. BDO is the brand name for the BDO network and for each of the BDO Member Firms. 3

Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NTALife Enterprises, LLC and Subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America. May 6, 2019 4

Consolidated Financial Statements

NTALife Enterprises, LLC and Subsidiaries Consolidated Balance Sheets December 31, 2018 2017 Assets Cash and Investments Fixed maturity investments, available for sale, at estimated fair value (cost of $514,677,084 and $472,460,352, respectively) $ 509,018,720 $ 485,700,890 Common stocks, at estimated fair value (cost of $11,522,200 and $10,577,811, respectively) 12,909,002 12,669,647 Common stocks – Federal Home Loan Bank 405,900 399,000 Preferred stocks, at estimated fair value (cost of $355,848 and $355,849 respectively) 343,278 366,356 Mortgage loans 14,177,459 24,314,512 Other invested assets 5,047,833 - Cash and cash equivalents 24,161,363 23,568,589 Restricted cash 943,809 1,954,550 Short term investments - 16,931 Policy loans 749,595 727,120 Receivable for securities 36,377 485 Due and accrued investment income 4,018,152 3,782,905 Total cash and investments 571,811,488 553,500,985 Deferred acquisition costs, net 87,612,693 86,251,666 Premiums due, net of allowance for doubtful accounts of $677,732 and $543,709, respectively 5,320,096 5,212,999 Equity in unearned and advance premiums 985,141 1,031,825 Net deferred tax assets 2,108,367 - Income tax recoverable 871,930 - Reinsurance balances receivable 1,296,972 1,096,440 Agent advances, net of allowance of $278,885 and $518,484, respectively 3,167,716 2,810,925 Property and equipment, net 3,750,466 4,331,376 Other assets 1,620,733 1,967,484 Total Assets $ 678,545,602 $ 656,203,700 6

NTALife Enterprises, LLC and Subsidiaries Consolidated Balance Sheets December 31, 2018 2017 Liabilities and Members’ Equity Liabilities Future policy benefit reserves $ 458,421,168 $ 432,303,630 Policy and contract claims: Life policies 237,882 128,963 Accident and health policies 24,564,745 32,147,749 Unearned and advance premiums 3,798,726 3,928,331 Insurance, benefits and claims escrow 706,810 1,853,949 Taxes, licenses and fees due and accrued 1,510,421 1,846,637 Commission liabilities 677,634 494,900 Accrued liabilities 3,149,414 3,274,794 Payable to affiliates 1,024,224 2,336,345 Current tax liability - 316,378 Net deferred tax liabilities - 3,926,489 Other liabilities 115,280 497,983 Total Liabilities 494,206,304 483,056,148 Commitments and Contingencies (Note 14) Members’ Equity Members’ capital 10,986,994 10,986,994 Retained earnings 160,787,000 136,247,296 Accumulated other comprehensive income (loss), net of federal income taxes (2,903,245) 11,316,046 Non-controlling interest 15,468,549 14,597,216 Total Members’ Equity 184,339,298 173,147,552 Total Liabilities and Members’ Equity $ 678,545,602 $ 656,203,700 See accompanying notes to consolidated financial statements. 7

NTALife Enterprises, LLC and Subsidiaries Consolidated Statements of Income Year ended December 31, 2018 2017 Revenues Net earned premiums $ 131,421,250 $ 131,797,854 Commission income 3,014,397 3,210,551 Investment income, net 19,386,468 18,397,614 Net realized investment gains 1,191,547 2,127,043 Other revenue 90,728 101,537 Total revenues 155,104,390 155,634,599 Expenses Benefits and reserve changes: Death and surrender benefits 1,252,030 1,031,569 Accident and health benefits 36,104,337 34,485,545 Change in benefit reserves 25,921,688 30,331,525 Total benefits and reserve changes 63,278,055 65,848,639 Commission expenses 16,348,636 17,767,564 General insurance expenses 28,981,729 28,810,517 Taxes, licenses and fees 2,738,067 4,311,363 Amortization of deferred policy acquisition costs, net (1,361,028) (2,543,892) Total expenses 109,985,459 114,194,191 Income before federal income taxes 45,118,931 41,440,408 Federal Income Tax Expense Current 11,386,688 15,305,883 Deferred (1,923,229) (3,366,668) Total federal income tax expense 9,463,459 11,939,215 Net income before non-controlling interest 35,655,472 29,501,193 Non-Controlling Interest (2,522,795) (2,280,929) Net Income $ 33,132,677 $ 27,220,264 See accompanying notes to consolidated financial statements. 8

NTALife Enterprises, LLC and Subsidiaries Consolidated Statements of Comprehensive Income Year ended December 31, 2018 2017 Net Income Before Non-Controlling Interest $ 35,655,472 $ 29,501,193 Other comprehensive income Unrealized gains (losses) on investments: Unrealized gains (losses) arising during the year (19,579,182) 8,905,891 Less reclassification adjustment for realized gains included in net income (1,191,546) (2,127,043) Related federal income tax benefit (expense) 4,361,853 (2,372,597) Other comprehensive income (loss), net of taxes (16,408,875) 4,406,251 Less comprehensive income attributable to non-controlling interest (1,274,533) (2,636,522) Comprehensive Income $ 17,972,064 $ 31,270,922 See accompanying notes to consolidated financial statements. 9

NTALife Enterprises, LLC and Subsidiaries

Consolidated Statements of Changes in Members' Equity

	Members' Capital	Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interest	Total Members' Equity
Balance, January 1, 2017	$ 8,151,166	$ 124,372,578	$ 5,117,384	$ 12,363,894	$ 150,005,022
Net income before non-controlling interest	-	27,220,264	-	2,280,929	29,501,193
Distributions	-	(13,197,542)	-	(403,200)	(13,600,742)
Contributions	2,835,828	-	-	-	2,835,828
Reclassification tax law change	-	(2,148,004)	2,148,004	-	-
Unrealized gain, net of taxes	-	-	4,050,658	355,593	4,406,251
Balance, December 31, 2017	10,986,994	136,247,296	11,316,046	14,597,216	173,147,552
Net income before non-controlling interest	-	33,132,677	-	2,522,795	35,655,472
Distributions	-	(8,592,973)	-	(403,200)	(8,996,173)
Unrealized loss, net of taxes	-	-	(14,219,291)	(1,248,262)	(15,467,553)
Balance, December 31, 2018	$ 10,986,994	$ 160,787,000	$ (2,903,245)	$ 15,468,549	$ 184,339,298

See accompanying notes to consolidated financial statements.

10

NTALife Enterprises, LLC and Subsidiaries Consolidated Statements of Cash Flow Year ended December 31, 2018 2017 Cash From (For) Operating Activities Net income before non-controlling interest $ 35,655,472 $ 29,501,193 Adjustments to reconcile net income to net cash from operations: Depreciation and amortization 893,417 1,028,649 Gains on sale of investments (1,191,546) (2,127,043) Deferred federal income tax (1,923,229) (3,366,668) Changes in operating assets and liabilities: Deferred policy acquisition costs, net (1,361,027) (2,543,892) Current federal income tax (1,188,308) (2,568,277) Premiums due, net (107,097) 248,612 Equity in unearned and advanced premiums 46,684 96,176 Reinsurance balances receivable (200,532) (79,537) Agent advances, net (356,791) 892,970 Other assets 15,553 (664,118) Future policy benefit reserves 26,117,538 30,410,562 Policy and contract claims (7,474,085) (5,592,035) Unearned and advanced premiums (129,605) (110,117) Insurance, benefits and claims escrow (1,147,139) 964,462 Taxes, licenses and fees due and accrued (336,216) 416,006 Commission liabilities 182,734 (474,424) Accrued liabilities (125,380) 697,532 Payable to affiliates (1,312,119) 2,640,019 Other liabilities (28,925) (92,655) Net Cash From Operating Activities 46,029,399 49,277,415 Cash From (For) Investing Activities Purchases of bonds, available for sale (92,055,008) (60,189,110) Proceeds from maturities and sales of bonds investments available for sale 50,490,709 40,797,192 Purchase of common and preferred stocks (9,195,801) (8,963,330) Proceeds from sale of common and preferred stocks 3,575,380 8,919,982 Acquisitions of mortgage loans - (12,820,000) Dispositions and maturity of mortgage loans 10,123,197 7,469,994 Purchases of property and equipment - (483,709) Net receivable on securities (389,671) 375,604 Net Cash For Investing Activities (37,451,194) (24,893,377) Cash For Financing Activities Distributions paid (8,996,172) (10,346,172) Payments on note payable - (782,824) Payment for securities lending - (2,504,163) Net Cash For Financing Activities (8,996,172) (13,633,159) Increase (decrease) in cash and cash equivalents and restricted cash (417,967) 10,750,879 Cash, Cash Equivalents and Restricted Cash, beginning of year 25,523,139 14,772,260 Cash, Cash Equivalents and Restricted Cash, end of year $ 25,105,172 $ 25,523,139 Supplemental Non-Cash Information Distribution via note receivable transfer $-$ (3,254,570) Contribution via note payable transfer -2,835,828 Supplemental Cash Flow Information Income tax paid during the year $ 11,862,333 $ 15,007,161 Interest paid during the year - 358,646 See accompanying notes to consolidated financial statements. 11

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements 1. The Company The accompanying consolidated financial statements include the accounts of NTALife Enterprises, LLC (the Company) and its wholly-owned subsidiaries, NTALife Management, Inc. (MAN), National Teacher Associates, Inc. (Agency), EE Micronix, Inc. (Micronix), NTALife Business Services Group, Inc. (BSG), NTALife Marketing, Inc. (Marketing) and its majority-owned subsidiary, Ellard Enterprises, Inc. (EEI) and its wholly-owned subsidiary, National Teachers Associates Life Insurance Company (NTA Life), and its wholly-owned subsidiary, NTA Life Insurance Company of New York (NTA of New York). The Company is a limited liability company owned by Ellard Family Holdings, Inc. BSG is engaged primarily in the collection and disbursement of insurance premiums as well as administration of benefit plans under Section 125 of the Internal Revenue Code. MAN provides payroll, accounts receivable and payable functions. Micronix provides IT support and computer systems for the Company. Agency provides marketing and independent sales force to sell the insurance subsidiaries’ products. The insurance subsidiaries predominantly sell a variety of guaranteed renewable supplemental health products, including coverage for cancer and heart disease. The insurance subsidiaries also market short-term disability, accidental injury and life insurance products. NTA Life is licensed in 49 states, the U.S. Virgin Islands and the District of Columbia. NTA of New York is licensed in the state of New York. The insurance subsidiaries’ marketplace is primarily within the public sector, including individuals employed by educational institutions, state and local governments and emergency services facilities. The Member(s) shall not be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of court, beyond such initial Capital Contribution that the Member(s) may have made on the Effective Date, prior to the Effective Date, or immediately following the Effective Date. The Member(s) shall not be required to make any Capital Contributions or loan to the Company beyond the Capital Contribution made on the Effective Date. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement shall not be grounds for imposing personal liability on the Member(s) for the liabilities of the Company. Pursuant to a Purchase Agreement by and among Ellard Family Holdings, Inc., Brian M. Ellard, the JCE Exempt Trust, and Horace Mann Educators Corporation (Horace Mann), dated December 10, 2018 (the Purchase Agreement), Horace Mann intends to acquire all of the equity interests of the Company. The contemplated acquisition is expected to close in 2019, pending regulatory approvals and other customary closing conditions. 2. Summary of Significant Accounting Policies Presentation of Consolidated Financial Statements The accompanying consolidated financial statements include the accounts of the Company and have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). All intercompany balances and transactions have been eliminated in consolidation. Cash and Cash Equivalents and Restricted Cash Cash and cash equivalents are essentially composed of cash and cash equivalents maturing in three months or less at the date of purchase. 12

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements BSG receives insurance premiums to be remitted to insurance companies on behalf of its customers or for the purpose of reimbursement to Cafeteria Plan participants. Such funds are held in separate accounts and are reported on the consolidated balance sheets as restricted cash. The following table summarizes the composition of total cash, cash equivalents and restricted cash, as presented on the statements of cash flows: December 31, 2018 2017 Cash and cash equivalents $ 24,161,363 $ 23,568,589 Restricted cash and cash equivalents 943,809 1,954,550 Cash, Cash Equivalents and Restricted Cash $ 25,105,172 $ 25,523,139 Investments The Company classifies all fixed maturity investments and common and preferred stocks as available-for-sale. Available-for-sale securities are recorded at estimated fair value. Unrealized gains and losses on available-for-sale securities, less applicable income tax, are reported as a separate component of members’ equity until realized. Changes in unrealized gains and losses, net of tax, are included in other comprehensive income. Realized gains and losses on disposal of investments and declines in value considered to be other than temporary are determined on a specific identification basis and are included as a component of net income. The carrying value of fixed maturity investments are adjusted for impairments, which are declines in value that are considered to be other than temporary. When impairment of the value of an investment is considered other than temporary, the decrease in value is reported in net income as a realized investment loss and a new cost basis is established. The Company does not change the revised cost basis for subsequent recoveries in value. In evaluating whether a decline in value is other than temporary, the Company considers several factors including, but not limited to, the following: (1) whether the decline is substantial; (2) the duration of the loss; (3) the reasons for the decline in value (credit event, interest related or market fluctuations); (4) the Company’s ability and intent to hold the investments for a period of time to allow for a recovery of value; and (5) the financial condition of and near term prospects of the issuer. Fair Value Measurements The Company used the following levels of classification for investments reflected at fair value. The framework is based on the inputs used in valuation and gives the highest priority to quoted prices in active markets and requires that observable inputs be used in the evaluations when available. The disclosure of fair value estimates is based on whether the significant inputs into the valuation are observable. In determining the level in which the estimate is disclosed, the highest priority is 13

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements given to unadjusted quoted prices in active markets and the lowest priority to unobservable inputs that reflect the Company’s significant market assumptions. The three levels used are as follows: Level 1 - Evaluation of market prices (non-adjusted) observed in active markets, for identical assets or liabilities. Level 2 - Evaluation techniques based on data other than the market prices provided in Level 1, which are directly or indirectly observable in the market for assets or liabilities. Level 3 - Evaluation techniques based on a large share of parameters not observable in the market. Valuation of Investments Fixed maturity investments - The Company uses a nationally recognized pricing service to estimate fair value measurements for all of its bonds. The pricing service uses market prices observed in active markets, such as U.S. treasury securities, bonds from federal government, bonds of government owned companies, U.S. bonds and international corporations. If bonds are not traded on a daily basis, the pricing service prepares an estimate of the fair value measurement for these investments using valuation techniques and models that include, for instance, using recent arm’s length market transactions between knowledgeable, willing parties, reference to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models. Data used by the pricing service in applying the valuation techniques represent reasonable market expectations and measures of the risk-return factors inherent to the financial instrument. If the pricing service cannot carry out the fair value measurement of an investment due to the lack of relevant data in the market, the Company produces an estimate of fair value using the same valuation techniques and models as the pricing service, by using assumptions for market data to be used that are not available under current market conditions. Depending on the data observed on the markets, the fair value estimate provided by the pricing service is included in the amounts disclosed in Level 1 or Level 2 of the hierarchy. Stocks - For stocks of public companies, the Company receives market prices from a pricing service and includes these fair value estimates in the amounts disclosed in Level 1 for common stock and Level 2 for preferred stock. Common stock market prices obtained are based on actual recent arm’s length market transactions between knowledgeable, willing parties. Preferred stock market prices obtained are based on quoted prices for similar assets or liabilities other than quoted prices in Level 1; quoted prices in markets that are not active; or other inputs that are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities. Other invested assets – Represent a membership interest in a limited partnership that is recorded on the equity method basis. Deferred Policy Acquisition Costs Costs which vary with and are directly related to the successful acquisition of new business have been deferred to the extent that such costs are deemed recoverable through future revenues. These deferred acquisition costs (DAC) include commissions, certain costs of policy issuance, and underwriting costs. DAC is amortized with interest over the estimated premium paying period in 14

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements proportion to the ratio of anticipated annual premium revenue to the anticipated total premium revenue, using the same mortality, morbidity, and withdrawal assumptions used in computing liabilities for future policy benefits. The Company periodically reviews the carrying value of DAC for indications that the balance may not be recoverable. Federal Income Taxes The Company files a consolidated return for all of its subsidiaries, other than the life insurance subsidiaries, with its parent, Ellard Family Holdings, Inc. NTA Life files a consolidated tax return with its wholly-owned subsidiary, NTA of New York. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts measured using the enacted tax rates and laws in effect at the measurement date. The Company periodically evaluates deferred income tax assets and recognizes a valuation allowance based on the estimate of the amount of such deferred tax assets which management believes does not meet the more likely than not recognition criteria. At December 31, 2018 management has concluded that no deferred income tax asset valuation allowance is necessary. Equity in unearned premium and advance premium Equity in unearned and advanced premium consists of premium taxes and commissions related to unearned and advanced premiums. Premium taxes and commissions have been paid or accrued on the unearned and advanced premiums, a corresponding asset is set up as an offset. Future Policy Benefit Reserves The aggregate reserves for future policy benefits is an estimate of the present value of the future benefits to be provided under life, accident and health insurance policies and are actuarially computed in accordance with Accounting Standards Codifications (ASC) 944, Financial Services - Insurance. Policy and Contract Claims Policy and contract claims include provisions for claims reported to the Company plus an estimated accrual for claims incurred but not reported based on prior experience of the Company. Changes in the estimated claim liability are reflected in current operating results. While management of the Company believes that the estimated liability for policy and contract claims is adequate, such estimates may be more or less than the amounts ultimately paid when the claims are settled. Reinsurance Balances Receivable Amounts recoverable from reinsurers, including amounts equal to the assets supporting insurance liabilities ceded to reinsurers and amounts due for the reimbursement of related benefit payments and commission allowances, are reflected as reinsurance balances receivable. Reinsurance balances receivable are evaluated as to their collectability and, if appropriate, reserves for doubtful collectability are established through a charge to earnings. 15

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements Agent Advance The Company advances a portion of the first-year commission when policies are written. The advance is recorded on the consolidated balance sheets as an asset. As policies continue in force, a portion of the advance is earned and is recognized as commission expense. If policies cancel, any remaining advance balance is recovered through the reduction of commissions owed to the agent. A provision has been established for advances that may not be recouped. Premiums Due Premiums due represent premiums that have not been received as of the statement date and are shown net of an allowance for uncollectibility. Premium Income Life insurance premiums on traditional life policies are reported as earned when due through the anniversary date of the policy. Premium income on accident and health insurance is earned over the term of the policies. Property and Equipment Property and equipment are stated at cost less accumulated depreciation. Depreciation has been calculated using the straight-line method and accelerated methods over the estimated useful lives of the related assets of 3 to 15 years. The Company evaluates impairment of its property and equipment annually. All items deemed to be impaired are charged to expense in the year in which the impairment occurs. Commission Income The Agency receives commission income from non-affiliated insurers on a monthly basis. The commission income is in a run off mode as no new policies are sold for the insurers. Other Comprehensive Income Accumulated other comprehensive income is included within members’ equity in the accompanying balance sheet and consists of changes in members’ equity resulting from non-owner sources. Accumulated other comprehensive income as reported in the accompanying balance sheets represents unrealized gains and losses on available-for-sale securities, net of applicable income taxes. Guaranty Fund and Other Assessments Assessments that are available to offset against future premium taxes are capitalized when incurred. The asset is then reduced for credits taken against premium taxes for up to five years. Assessments not available as an offset against future premium taxes are charged directly to expense when incurred. Cash Flows For purposes of the consolidated statements of cash flows, the Company includes cash, cash equivalents and restricted cash. 16

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements Use of Estimates The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the year. The most significant estimates include those used in determining the fair value of investments, liabilities for future policy benefit reserves and policy and contract claims and related reinsurance recoveries, and deferred acquisition costs. Actual results could differ from these estimates. Although some variability is inherent in these estimates, the Company believes that the amounts presented in the accompanying consolidated financial statements are appropriate. The remainder of this page intentionally left blank. 17

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements 3. Investments The amortized cost and estimated fair value of investments as of December 31, 2018 and 2017 are as follows: Cost or Gross Gross Amortized Unrealized Unrealized Estimated Fair December 31, 2018 Cost Gains Losses Value U.S. treasury securities $ 1,360,946 $-$(24,963) $ 1,335,983 State and political subdivisions 84,513,895 2,550,140 (445,265) 86,618,770 Obligations of U.S. government agencies 5,685,981 4,811 (73,223) 5,617,569 Mortgage backed securities 176,647,746 1,796,565 (3,340,401) 175,103,910 Asset-backed securities 7,820,744 114,031 (20,170) 7,914,605 Public utilities 17,920,841 72,822 (750,830) 17,242,833 Corporate debt securities 220,726,931 1,227,473 (6,769,354) 215,185,050 Total Bonds $ 514,677,084 $ 5,765,842 $ (11,424,206) $ 509,018,720 Common Stocks $ 11,522,200 $ 1,832,577 $ (445,775) $ 12,909,002 Common Stocks - FHLB $405,900 $-$ -$ 405,900 Preferred Stocks $ 355,849 $ - $ (12,571) $ 343,278 Mortgage Loans $ 14,177,459 $-$- $ 14,177,459 Other Invested Assets $ 5,000,000 $ 47,833 $ - $ 5,047,833 Cost or Gross Gross Amortized Unrealized Unrealized Estimated Fair December 31, 2017 Cost Gains Losses Value U.S. treasury securities $ 1,340,648 $ 1,886 $ (9,799) $ 1,332,735 State and political subdivisions 79,555,394 3,985,223 (125,532) 83,415,085 Obligations of U.S. government agencies 4,144,165 11,364 (38,731) 4,116,798 Mortgage backed securities 167,977,980 3,556,256 (1,383,278) 170,150,958 Asset-backed securities 4,314,782 76,112 (5,536) 4,385,358 Public utilities 15,480,775 493,996 (95,543) 15,879,228 Corporate debt securities 199,646,608 7,633,786 (859,666) 206,420,728 Total Bonds $ 472,460,352 $ 15,758,623 $ (2,518,085) $ 485,700,890 Common Stocks $ 10,577,811 $ 2,188,827 $ (96,991) $ 12,669,647 Common Stocks - FHLB $399,000$ -$-$399,000 Preferred Stocks $ 355,848 $ 11,658 $ (1,150) $ 366,356 Mortgage Loans $ 24,314,512 $ - $ - $ 24,314,512 18

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements The following table is an analysis of the fair values and gross unrealized losses aggregated by category and length of time that the securities have been in the unrealized loss position: Less Than 12 Months 12 Months or Greater Gross Gross Estimated Unrealized Estimated Fair Unrealized December 31, 2018 Fair Value Losses Value Losses U.S treasury securities $ 665,482 $ (5,572) $ 651,066 $ (19,391) State and political subdivisions 14,926,058 (227,706) 7,278,719 (217,558) Obligations of U.S government agencies 806,914 (384) 3,657,887 (72,840) Mortgage-backed securities 42,898,167 (562,454) 56,979,826 (2,777,947) Asset-backed securities 2,492,089 (19,000) 348,810 (1,171) Public utilities 9,621,579 (263,984) 2,186,890 (486,846) Corporate debt securities 127,797,245 (4,734,010) 25,766,239 (2,035,343) Total Bonds 199,207,534 (5,813,110) 96,869,437 (5,611,096) Common Stocks 3,138,749 (370,755) 292,556 (75,020) Preferred Stocks 343,278 (12,571) - - Total $ 202,689,561 $ (6,196,436) $ 97,161,993 $ (5,686,116) Less Than 12 Months 12 Months or Greater Gross Gross Estimated Unrealized Estimated Fair Unrealized December 31, 2017 Fair Value Losses Value Losses U.S treasury securities $ 661,002 $ (9,799) $ - $ - State and political subdivisions 5,417,121 (51,953) 4,089,695 (73,579) Obligations of U.S government agencies 2,158,960 (38,731) - - Mortgage-backed securities 40,115,869 (397,189) 20,717,614 (986,089) Asset-backed securities 350,875 (4,227) 194,627 (1,309) Public utilities 123,344 (1,338) 2,609,680 (94,205) Corporate debt securities 23,221,483 (211,415) 11,175,279 (648,251) Total Bonds 72,048,654 (714,652) 38,786,895 (1,803,433) Common Stocks 1,566,359 (96,991) - - Preferred Stocks 128,381 (1,150) - - Total $ 73,743,394 $ (812,793) $ 38,786,895 $ (1,803,433) 19

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements Through the Company’s comprehensive evaluation, management concluded that the unrealized losses at December 31, 2018 and 2017 were caused by interest rate and temporary market fluctuations. At December 31, 2018, the aggregate of unrealized losses related to securities rated below investment grade was not material. Based on the Company’s impairment review process, the decline in value of these investments is not considered to be other-than-temporary. The Company has no securities with an other-than-temporary impairment wherein the Company has (a) an intent to sell or (b) an inability or lack of intent to retain the investment in the security for a period of time sufficient to recover the amortized cost basis. The amortized cost and estimated fair value of bonds at December 31, 2018, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Cost or Estimated Fair Amortized Cost Value Due in less than one year $ 2,764,442 $ 2,775,940 Due after one year through five years 96,307,608 96,135,008 Due after five years through ten years 131,885,293 130,087,964 Due after ten years through twenty years 78,875,819 76,439,281 Due after twenty years 19,750,634 20,022,151 Mortgage-backed securities 176,647,746 175,103,910 Asset-back securities 7,820,743 7,914,605 Hybrid securities 624,799 539,861 Total Bonds $ 514,677,084 $ 509,018,720 Gross realized gains on bonds were $1,432,753 and $1,917,514 and stocks were $571,488 and $469,281 for the years ended December 31, 2018 and 2017, respectively. Gross realized losses on bonds were $554,076 and $192,160 and stocks were $258,618 and $67,592 for the years ended December 31, 2018 and 2017, respectively. In order to meet statutory requirements, the Company has certain investments on deposit with various insurance regulatory authorities. At December 31, 2018 and 2017, these deposits consisted of bonds with an aggregate par value of $7,830,000 and $7,810,000, respectively. Amortization of premiums and discounts was $239,030 and $395,136 for the years ended December 31, 2018 and 2017, respectively. NTA Life is a member of the Federal Home Loan Bank (FHLB) of Dallas, Texas with borrowing capacity of approximately $56.9 million as of December 31, 2018. The common stock held in the FHLB represents the membership investment requirement and activities stock. NTA Life invests in a portfolio of small-business interim construction and acquisition loans that are secured by liens on real estate and that are also prequalified for funding by the Small Business Administration (SBA), an independent agency of the federal government. Participation in these loans are sourced through Lincoln Capital Management who acts as the originator and coordinates permanent financing for the borrowers with the SBA. As of year-end, NTA Life had $8.1 million of such loans outstanding which is included in mortgage loans on the consolidated balance sheet. 20

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements NTA Life held one loan participation for $1.9 million that was placed into default by Lincoln Capital Management due to the borrower’s failure to begin the contemplated construction project. The mortgage is secured by a first-lien interest in real property that is marketable and valued at approximately $3.0 million, well in excess of the outstanding loan balance with the originator. The loan is also collateralized by the personal guarantee of the borrower. The loan originator has begun legal foreclosure on the property and NTA Life expects to fully recover its investment. All other loans in the portfolio are current. Net investment income consists of the following for the years ended December 31, 2018 and 2017: 2018 2017 Bonds $ 18,738,064 $ 17,452,902 Stocks 393,629 326,241 Mortgage loans 1,105,107 1,494,446 Notes - 189,689 Policy loans 46,874 31,357 Short-term investments and cash 70,179 (3,143) Gross investment income 20,353,853 19,491,492 Investment expenses (967,385) (1,093,878) Net Investment Income $ 19,386,468 $ 18,397,614 Net unrealized gains (losses) at December 31, 2018 and 2017 were as follows: 2018 2017 Fixed maturities Gains $ 5,765,842 $ 15,758,623 Losses (11,424,206) (2,518,085) Deferred federal income tax benefit (expense) 1,188,256 (2,780,513) (4,470,108) 10,460,025 Stocks Gains 1,832,577 2,200,485 Losses (458,346) (98,141) Deferred federal income tax expense (288,588) (441,492) $ 1,085,643 $ 1,660,852 Hierarchy of the Fair Value Measurements Our financial assets and liabilities are summarized below according to the fair value hierarchy. The carrying values of other financial assets and liabilities that are not presented below are considered to be reasonable estimates of their fair values. 21

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements Not December 31, 2018 Total Level 1 Level 2 Level 3 Practicable Fixed maturity U.S. treasury securities $ 1,335,983 $ 1,335,983 $ - $ - $ - State and political subdivisions 86,618,770 - 86,618,770 - - Obligations of U.S. government agencies 5,617,568 - 5,617,568 - - Mortgage-backed securities 175,103,911 - 175,103,911 - - Asset-backed securities 7,914,604 - 7,914,604 - - Public utilities 17,242,833 - 17,242,833 - - Corporate debt securities 215,185,051 - 215,185,051 - - Cash and cash equivalents 25,105,172 25,105,172 - - - Common stocks 13,314,902 13,314,902 - - - Preferred stocks 343,278 - 343,278 - - Mortgage loans 14,177,459 - - - 14,177,459 Other assets 5,047,833 - - - 5,047,833 Policy loans 749,595 - - - 749,595 Receivable for securities 36,377 - - - 36,377 Due and accrued investment income 4,018,152 - - - 4,018,152 $ 571,811,488 $ 39,756,057 $ 508,026,015 $ - $ 24,029,416 Not December 31, 2017 Total Level 1 Level 2 Level 3 Practicable Fixed maturity U.S. treasury securities $ 1,332,735 $ 1,332,735 $ - $ - $ - State and political subdivisions 83,415,085 - 83,415,085 - - Obligations of U.S. government agencies 4,116,798 - 4,116,798 - - Mortgage-backed securities 170,150,958 - 170,150,958 - - Asset-backed securities 4,385,358 - 4,385,358 - - Public utilities 15,879,228 - 15,879,228 - - Corporate debt securities 206,420,728 - 206,420,728 - - Cash and cash equivalents 25,523,139 25,523,139 - - - Short term investments 16,931 - 16,931 - - Common stocks 13,068,647 13,068,647 - - - Preferred stocks 366,356 - 366,356 - - Mortgage loans 24,314,512 - - - 24,314,512 Policy loans 727,120 - - - 727,120 Receivable for securities 485 - - - 485 Due and accrued investment income 3,782,905 - - - 3,782,905 $ 553,500,985 $ 39,924,521 $ 484,751,442 $ - $ 28,825,022 No transfers occurred between Level 1, Level 2, or Level 3 during 2018 and 2017. 22

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements 4. Deferred Acquisition Costs The following reflects the amount of acquisition costs capitalized and amortized as of December 31, 2018 and 2017: 2018 2017 Balance, beginning of year $ 86,251,666 $ 83,707,774 Capitalized 3,865,885 8,855,730 Amortized (2,504,858) (6,311,838) Balance, end of year $ 87,612,693 $ 86,251,666 Amounts deferred and amortized for the years ended December 31, 2018 and 2017 consisted of the following: 2018 2017 Capitalized Amortized Capitalized Amortized Commissions $ 2,873,309 $ 1,478,028 $ 7,815,446 $ 5,243,226 Other operating expenses 992,577 1,026,830 1,040,284 1,068,612 $ 3,865,886 $ 2,504,858 $ 8,855,730 $ 6,311,838 5. Federal Income Taxes On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the Act) was signed into law. Among other things, beginning with the 2018 tax year, the Act reduced the Company’s corporate federal tax rate from a marginal rate of 35% to a flat 21%, eliminated the corporate Alternative Minimum Tax (AMT), changed reserving and other aspects of the computation of taxable income for insurance companies, and modified the net operating loss carryback and carryforward provisions for all entities in the group. The modified net operating loss provisions no longer allow a carryback to prior years to recover past taxes, but now allow an indefinite carryforward period subject to yearly utilization limit. The remainder of this page intentionally left blank. 23

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements Due to the Act’s enactment in 2017 the Company’s deferred tax assets and liabilities as of December 31, 2018 and 2017 have been re-measured at the new enacted tax rate of 21%. Income taxes expense differs from the amount computed by applying the U.S. federal income tax rate of 21% to income before income taxes as a result of the following: Year ended December 31, 2018 2017 Income before income taxes $ 45,118,931 $ 41,440,408 Statutory income tax rate at 21% 9,474,976 14,504,143 Non-deductible expense 40,141 62,204 Tax reform enacted rate change - (2,622,821) Tax exempt interest (24,152) Prior year true up (27,506) (4,311) Total Income Tax Expense $ 9,463,459 $ 11,939,215 Composed of Current $ 11,386,688 $ 15,305,883 Deferred (1,923,229) (3,366,668) Total Income Tax Expense $ 9,463,459 $ 11,939,215 The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2018 and 2017 are presented below: 2018 2017 Deferred Tax Assets Due and deferred premiums $ 113,839 $ 86,840 Future policy benefit reserves 16,807,775 16,071,841 Equity in unearned and advance premiums 492,270 503,084 Investments 887,619 - Other 58,566 108,882 Total deferred tax assets 18,360,069 16,770,647 Deferred Tax Liabilities Future policy benefit reserves transition liability 4,699,955 5,440,968 Investments - 3,226,790 Deferred acquisition costs 10,828,444 11,360,339 Fixed assets 715,981 665,138 Other 7,321 3,901 Total deferred tax liabilities 16,251,701 20,697,136 Net Deferred Tax Assets (Liabilities) $ 2,108,368 $ (3,926,489) Management believes it is more likely than not that the tax benefit of its deferred tax assets will be realized. 24

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements 6. Liability for Unpaid Claims The activity in the liability for accident and health unpaid claims are summarized as follows: 2018 2017 Balance, January 1, $ 32,147,749 $ 37,838,446 Incurred related to Current year 43,728,043 41,985,545 Prior years (7,623,706) (7,500,000) Total incurred 36,104,337 34,485,545 Paid related to Current year 30,697,231 24,386,793 Prior years 12,990,110 15,789,449 Total paid 43,687,341 40,176,242 Balance, December 31, $ 24,564,745 $ 32,147,749 Claim reserve balances have decreased and is attributed to the change in reserves in 2018. This decrease is attributed to changes in reserve estimation assumptions and claim development trends. Original estimates are increased or decreased as additional information becomes known regarding individual trends. 7. Reinsurance NTA Life cedes life insurance risks to Optimum Re Insurance Company on both a yearly renewable term and on a coinsurance basis in excess of certain retention limits. NTA Life had a reinsurance agreement with RGA Reinsurance Company whereby it cedes 100% of the Accidental Death rider for accident policies issued after May 18, 2015 in selected markets. This agreement was terminated effective May 31, 2018. Ceding risks does not discharge the primary liability of NTA Life. However, it does permit NTA Life to recover from the reinsurers a portion of benefits paid. NTA Life remains contingently liable for all amounts due to the policyholders should the reinsurer default. As of and for the years ended December 31, 2018 and 2017, the amount ceded by the Company under various reinsurance agreements was as follows: 2018 2017 Aggregate reserves credit taken for life policies $ 1,084,337 $ 947,912 Premiums ceded 383,483 565,445 Death benefits recovered 85,000 25,000 25

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements 8. Members’ Equity and Restrictions The Company makes distributions to its Members in an amount to be determined by the Chief Executive Officer, with annual cumulative distributions not to exceed one hundred percent (100%) of the Company-received distributions, less any federal or state tax attributable to the Company and any capital contributions made to its subsidiaries, during the current calendar year but always subject to the operating needs of the Company. The Company received cash distributions from its subsidiaries in the amount of $7,592,972 and $9,942,972 and paid cash distributions to its members in the amount of $8,592,972 and $9,942,972 in 2018 and 2017, respectively. NTA Life is domiciled in the state of Texas and is therefore subject to the statutory requirements and limitations established by the Texas Department of Insurance (TDI). Companies operating under the laws of the State of Texas must have minimum capital and surplus requirements in order to transact business. Minimum capital and surplus requirements are $700,000. The Company receives distributions from NTA Life which are regulated under insurance law of the State of Texas. Statutory regulations in the State of Texas generally will not allow the payment of cash or property distributions in any one year to exceed the greater of NTA Life statutory net gain from operations for the years ended December 31, 2018 and 2017 or 10% of statutory surplus as at December 31, 2018 and 2017, respectively. NTA Life paid $5,000,000 and $5,000,000 in cash distributions in 2018 and 2017, respectively. As of December 31, 2018, the maximum distribution which may be declared without prior approval of the Texas Department of Insurance is $19,734,969 in 2019. EEI, the direct parent company of NTA Life, paid cash distributions of $4,592,972 and $4,592,972 to the Company and $403,200 and $403,200 to the non-controlling interest in 2018 and 2017, respectively. NTA of New York is domiciled in the State of New York and is therefore subject to the statutory requirements and limitations established by the New York State Department of Financial Services. Companies operating under the laws of the State of New York must have a minimum capital and surplus requirement in order to transact business. Minimum capital and surplus is $6,000,000. Statutory regulations in the State of New York generally will not allow the payment of cash or property distributions in any one year to exceed the greater of statutory net gain from operations for the years ended December 31, 2018 and 2017 or 10% of statutory surplus as at December 31, 2018 and 2017, respectively. No cash distributions were paid in 2018 and 2017. The maximum distribution which may be declared without prior approval is $0. NTA Life and NTA of New York are required to comply with the NAIC’s risk-based capital (RBC) requirements. Under the RBC standards, risks such as asset risk, insurance risk, interest rate risk and business risk are evaluated and compared to the Company’s capital and surplus to determine capital adequacy. The capital adequacy at December 31, 2018 and 2017 was in excess of RBC required amounts. 9. Retirement Savings Plan The employees of MAN participate in a retirement savings plan under Sections 401(a) and 401(k) of the United States Internal Revenue Code (IRC) of 1954, as amended. All employees of MAN are eligible to participate in the plan. Contributions to the plan are determined by the Company’s board 26

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements of directors based on a percentage of the employee’s eligible salary deferral contribution. MAN’s contributions for the years ended December 31, 2018 and 2017 was $616,076 and $592,917, respectively. The plan may be terminated at any time by the board of directors of the Company. 10. Concentration of Risk The Company’s business activity with customers in the following states was in excess of 5% of its total premiums collected: Year ended December 31, 2018 California 28 % Texas 14 Louisiana 5 North Carolina 5 South Carolina 5 Virginia 5 Florida 5 The remaining business is written throughout the United States, with no single state accounting for more than 5% of the Company’s business activity. Following are the most significant risks facing the Company: Legal Regulatory Risk – the risk that changes in the legal or regulatory environment in which the company operates will change and create additional expense not anticipated by the company. Credit Risk – the risk that issuers of securities owned by the insurance subsidiaries will default, or other parties including reinsurers that owe money, will not pay. The insurance subsidiaries minimize this risk by adhering to a conservative investment strategy and by contracting with reinsurance companies that meet certain rating criteria and other qualifications. Interest Rate Risk – the risk that interest rates will change and cause a decrease in the value of the insurance subsidiaries investments. The risk is mitigated by attempting to match the maturity schedule of its investments with the expected payout of its liabilities. To the extent that liabilities come due more quickly than investments mature, the insurance subsidiaries would have to sell investments prior to maturity and recognize a gain or loss. 11. Affiliated Companies and Related Party Transactions The member capital of the Company is owned by Ellard Family Holdings, Inc. Ellard Family Holdings, Inc. is a holding company of entities that primarily support the distribution and servicing of insurance products underwritten by the Company. The Company leases its office space from EE Realty, Inc (Realty). The lease has a five year term through December 2019. The annual amount expensed for the years ended December 31, 2018 and 2017 was $1,112,840 and $1,112,840, respectively. At December 31, 2018 and 2017, no amounts were payable or receivable between the companies. 27

NTALife Enterprises, LLC and Subsidiaries Notes to Consolidated Financial Statements The future lease obligations under the agreement between the Company and Realty is as follows: Year ending December 31, 2019 $ 1,112,840 The Company loaned $4.0 million to Realty on June 1, 2013 for Realty’s purchase of real property in Florida and other needs. This note is secured by a first lien mortgage, accrues interest at the rate of 5% per annum, and is payable in 119 installments of principal and interest in the amount of $23,383 per month. The last installment of principal is due June 1, 2023. During the years 2018 and 2017 the Company received from Realty interest income of $176,934 and $181,980, respectively. The outstanding principle balance at December 31, 2018 and 2017 was $3,482,106 and $3,585,755, respectively. 12. Property and Equipment Property and equipment consisted of the following at December 31, 2018 and 2017: 2018 2017 Electronic data and processing equipment $ 3,435,726 $ 3,435,726 Software 8,391,807 8,391,807 11,827,533 11,827,533 Accumulated depreciation and amortization (8,077,067) (7,496,157) Balance, end of year $ 3,750,466 $ 4,331,376 Depreciation and amortization expense related to property and equipment was $580,910 and $533,731 for the years ended December 31, 2018 and 2017. 13. Leases The Company leases office space from Realty. See Note 11 for lease terms. NTA of New York leases its office in New York from an unaffiliated third party. The net amount paid during the years ended December 31, 2018 and 2017 was $15,018 and $30,357, respectively. The lease terminated on December 31, 2017. NTA of New York entered into a new office lease on January 1, 2018 with a six-month term, renewable every six months. 14. Commitments and Contingencies The Company is involved with a number of claims in the ordinary course of business relating to insurance matters. Generally, the Company’s liability is limited to specific amounts relating to insurance or policy coverage for which a provision has been made in the consolidated financial statements. Other claims are asserted from time to time involving general corporate matters which management believes do not represent significant contingencies for the Company. The Company has no material litigation pending. 15. Subsequent Events The Company has evaluated subsequent events through May 6, 2019, the date which the consolidated financial statements were available to be issued. 28